UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

REED'S, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	35-2177773 (I.R.S. Employer Identification No.)

1300 South Spring Street Los Angeles, California (Address of principal executive offices)	90061 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates (if applicable): None

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement on Form 8-A is filed with the Securities and Exchange Commission in connection with the Registrant's transfer of its listing of common stock from NASDAQ Capital Market to New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.

The registrant hereby incorporates by reference herein the description of its common stock set forth under the heading “Description of Capital Stock” in the prospectus forming part of its registration statement on Form S-3 (File No. 333-159298), originally filed with the Securities and Exchange Commission on May 15, 2009, as amended on June 23, 2009 and August 11, 2009, and as may be further amended, including any amendment or report filed for the purpose of updating such description.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REED'S, INC.
Date: ____________, 2012	By:	/s/
		Name:	Christopher J. Reed
		Title:	Chief Executive Officer

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